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                                                                  Exhibit 99(e)

                                  CONSENT OF
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

   We hereby consent to the use of our opinion letter dated June 11, 1999 to the Board of Directors of Indiana Energy, Inc., included as Appendix D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of Vectren Corporation relating to the proposed merger of Indiana Energy, Inc. with SIGCORP, Inc., and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "SUMMARY" and "THE MERGER." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Merrill Lynch, Pierce, Fenner & Smith
                                                    Incorporated

                                                 /s/ John C. Griffith
                                       By: _________________________________
                                       Name: John C. Griffith
                                       Title: Vice President, Investment Banking


New York, New York
November 12, 1999